Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBAENES-OXLEY ACT OF 2002

   In connection with the Quarterly Report of Stem Cell Therapy International, Inc. (the 'Company') on Form 10-QSB for the three and six months ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the 'Report'), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to such officer's knowledge: Section 13(a)

(1)     The  Report  fully  complies  with the requirements of Section 13 (a) of
Section  15  (d)  of  the  Securities  and  Exchange  Act  of  1934:  and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

   In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURES                    TITLE                     DATE
----------                    -----                     ----

/s/ Calvin Cao                President               November 19, 2007
Calvin Cao
----------

/s/ Andrew J. Norstrud        Chief Financial Officer November 19, 2007
Andrew J. Norstrud            & Chief Accounting
------------------            Officer